Exhibit o under Form N-1A
                                             Exhibit 24 under Item 601/Reg.S-K


                              POWER OF ATTORNEY


      Each  person  whose  signature  appears  below  hereby  constitutes  and appoints the Secretary and Assistant Secretary of Federated High Yield Trust and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the
Securities  Act  of  1933,  the  Securities  Exchange  Act  of  1934  and  the
Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE



/s/ William D.Dawson             Chief Investment Officer    November 12, 2002
William D. Dawson III




Sworn to and subscribed before me this 12th day of November, 2002



/s/ Nancy H. Beatty
Nancy H. Beatty